Exhibit 32.1

CERTIFICATION OF FINANCIAL STATEMENTS

Pursuant of 18 U.S.C. 63 1350, the President and Chief Executive Officer of Conmed Healthcare Management , Inc. (the "Company") hereby certifies that this Form 10-QSB and the financial statements thereto fully comply with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Form 10-QSB and the financial statements thereto fairly present, in all material respects, the financial condition and results of operations of the Company.

November 14, 2007
By /s/ Richard W. Turner
Richard W. Turner
President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to and will be retained by Conmed Healthcare Management, Inc. and will be furnished to the Securities and Exchange Commission or its staff upon request.